Exhibit 99.1
DIGITAL ANGEL REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS
SO. ST. PAUL, MN, May 13, 2010 — Digital Angel (NASDAQ: DIGA), an advanced technology company in the field of animal identification and emergency identification solutions, today announced financial results for the period ended March 31, 2010.
Total revenues for the first quarter of 2010 were $12.3 million, compared to $13.9 million in the same period last year. The decline in revenues was primarily attributable to a decrease in sales from the emergency segment; however, revenues from the animal identification segment, Digital Angel’s core business, rose from the first quarter of 2009.
For the quarter, the Company reported a loss from continuing operations of $1.4 million or ($0.05) per share, basic and diluted, compared to a loss from continuing operations of $1.9 million or ($0.11) per share, basic and diluted, for the same period a year ago. Cost cutting measures, supply chain improvements, and overhead reductions are primarily responsible for this improvement. Adjusted EBITDA for the first quarter of 2010 was positive at $0.4 million.
Commenting on the results, Mr. Joe Grillo, Digital Angel’s CEO, said, “We continued to make progress towards our goal of turning around Digital Angels operations. In the first quarter we improved our operational and financial performance, and are beginning to see signs of recovery in the animal identification industry. The recent sale of our Clifford & Snell unit is one of several steps that we have taken to better position ourselves financially, allowing us to take advantage of opportunities in our core business of animal identification.”
Results Conference Call
The Company will host a conference call to discuss the results at 10:00 a.m. ET today. Interested participants should call (877) 470-1843 within the United States and Canada, or (706) 643-9051 internationally. Please use access code 74543176. Alternatively, a simultaneous webcast of the live conference call can be accessed through Digital Angel’s website at www.digitalangel.com.
For persons unable to participate in either the conference call or the webcast, a digitized replay will be available from today at approximately 1:00 p.m. ET to June 23 at 11.59 p.m. ET. For the telephonic replay, dial (800) 642-1687 (USA/Canada) or (706) 645-9291 (international), using access code 74543176. The webcast replay can also be accessed through Digital Angel’s website at www.digitalangel.com.

Non-GAAP Financial Measure
To supplement the Company’s preliminary consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company provides EBITDA, which is a non-GAAP financial measure. EBITDA is defined as operating income (loss) plus depreciation and amortization as presented in the Company’s Preliminary Consolidated Statement of Operations. EBITDA should not be considered as an alternative to operating income or net income (as determined in accordance with GAAP) as a measure of the Company’s operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the Company’s ability to meet cash needs. The Company believes that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). This information has been disclosed here to permit a more complete comparative analysis of the Company’s operating performance relative to other companies. EBITDA may not, however, be comparable in all instances to other similar types of measures. For supplemental information to facilitate evaluation of the impact of depreciation and amortization, and comparisons with historical results, see the attached tables showing the detailed reconciliation of results reported under GAAP to non-GAAP results for the three-month periods ended March 31, 2010 and 2009.
About Digital Angel
Digital Angel (NASDAQ: DIGA) is an advanced technology company in the field of animal identification and emergency identification solutions. Digital Angel’s products are utilized around the world in such applications as pet identification, using its patented, FDA-approved implantable microchip; livestock identification and herd management using visual and radio frequency identification (RFID) ear tags; and global positioning systems (GPS) search and rescue beacons for army, navy and air force applications worldwide. For further information please visit www.digitalangel.com.
This press release contains certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this press release include, without limitation, future expectations about our financial performance; our ability to streamline our operations and drive our business towards profitability; and our expectations for the success of and cost savings resulting from our restructuring plan. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are our ability to successfully implement our business strategy and restructuring plan; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to successfully obtain the necessary working capital to meet the operating needs of our businesses; our ability to successfully integrate the businesses of acquired companies; our ability to maintain compliance with the covenants of our credit facilities; the degree of success we have in leveraging our brand reputation; our ability to become a major player in the food source traceability and safety arena; our ability to successfully develop survival and emergency radios for military uses; our reliance on third-party dealers and distributors to successfully market and sell our products; our ability to defend against costly product liability claims and claims that our products infringe the intellectual property rights of others; our ability to comply with current and future regulations relating to our businesses; our inability to meet all applicable Nasdaq Capital Market requirements; and our ability to maintain proper and effective internal accounting and financial controls. Additional information about these and other factors that could affect the Company’s businesses is set forth in the Company’s Form 10-K under the caption “Risk Factors” filed with the Securities and Exchange Commission (“SEC”) on April 1, 2010, and subsequent filings with the SEC. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.
## TABLES TO FOLLOW ##

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Preliminary
Consolidated Balance Sheets Data
(in thousands, except par values)

	March 31,	December 31,
	2010	2009
Assets	(unaudited)
Current assets
Cash and cash equivalents	$2,819	$1,895
Restricted cash	—	202
Accounts receivable, net	8,448	7,220
Note receivable	121	450
Inventories	9,338	9,531
Other current assets	2,046	2,064
Current assets of discontinued operations	1,117	2,334

Total current assets	23,889	23,696

Property and equipment, net	6,843	7,349
Goodwill and intangibles, net	14,351	14,790
Note receivable	482	596
Other assets, net	537	599
Other assets of discontinued operations	—	14

Total assets	$46,102	$47,044

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current maturities of long-term debt	$7,446	$9,297
Accounts payable	8,111	8,083
Advances from factors	2,225	1,241
Accrued expenses	6,510	6,580
Deferred gain on sale	1,081	960
Deferred revenue	741	548
Current liabilities of discontinued operations	1,552	2,555

Total current liabilities	27,666	29,264

Long-term debt and notes payable	301	392
Other liabilities	1,804	1,445

Total liabilities	29,771	31,101

Total stockholders’ equity (noncontrolling interest of $15 and $4 respectively	16,331	15,943

Total liabilities and stockholders’ equity	$46,102	$47,044

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Preliminary
Consolidated Statements of Operations Data
(in thousands, except per share data)

	For the quarter ended March 31,
	2010	2009
	(Unaudited)

Revenue	$12,255	$13,866

Cost of sales	6,978	8,371

Gross profit	5,277	5,495

Selling, general and administrative expenses	5,403	6,540
Research and development expenses	273	305
Severance and separation expenses	141	—

Operating loss	(540)	(1,350)

Interest and other income (expense), net	(472)	20
Interest expense	(352)	(527)

Loss from continuing operations before income tax provision	(1,364)	(1,857)

Provision for income taxes	(10)	(4)

Loss from continuing operations	(1,374)	(1,861)

Income from discontinued operations attributable to Digital Angel Corporation	259	655

Net loss	(1,115)	(1,206)

Loss (income) attributable to the noncontrolling interest, continuing operations	8	(2)
Income attributable to the noncontrolling interest, discontinued operations	(2)	(10)

Net loss attributable to Digital Angel Corporation	$(1,109)	$(1,218)

(Loss) income per common share — basic and diluted
Loss from continuing operations	$(0.05)	$(0.11)
Income from discontinued operations	0.01	0.04

Net loss	$(0.04)	$(0.07)

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Preliminary
Reconciliation to Non-GAAP Financial Information
(in thousands) (unaudited)

	For the quarter ended March 31,
	2010	2009

Operating (loss)	$(540)	$(1,350)

Depreciation and amortization	848	998

EBITDA	308	(352)

Severance and separation expenses	141	—

Adjusted EBITDA[1]	$449	$(352)

[1]	Adjusted EBITDA is regular EBITDA with the severance and separation expenses backed out.
Contacts:
Digital Angel
Jay McKeage
Phone: (651) 554-1564
KCSA Strategic Communications
Todd Fromer / Rob Fink
212-896-1215 / 212-896-1236
digitalangel@kcsa.com